Exhibit 4.2

         SECURITIES PURCHASE AGREEMENT, dated as of October 28, 1996 (the "Agreement"), by and between UNISON HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), and CIBC WOOD GUNDY SECURITIES CORP., CRUTTENDEN ROTH INCORPORATED and WHEAT, FIRST SECURITIES, INC. (the "Initial Purchasers").

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Accountants" has the meaning provided therefor in Section 3.1(b) of this Agreement.

                  "Accredited Investor" has the meaning provided therefor in
Section 3.2 of this Agreement.

                  "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person in question. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control.

                  "Agreement" or "Purchase Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Basic Documents" means, collectively, the Indenture, the Senior Notes, the Senior Note Registration Rights Agreement and this Agreement.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

                  "Closing" has the meaning provided therefor in Section 2.2(b) of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

                  "Common Stock" means, collectively, the Common Stock of the Company, each share with a par value of $.001.

                  "Default" means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.

                  "Dispositions" has the meaning provided therefor in the Final Memorandum.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" means any event defined as an Event of Default in the Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Exchange Notes" shall have the meaning provided therefor in the Senior Note Registration Rights Agreement.

                  "Facility" has the meaning provided therefor in Section 3.1(z) of this Agreement.

                  "Final Memorandum" has the meaning provided therefor in
Section 2.1 of this Agreement.

                  "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the obligations of the Company with respect to the Senior Notes by each Guarantor pursuant to the terms of the Indenture.

                  "Guarantors" means each of the Subsidiaries listed on Schedule II hereto.

                  "Indemnified Party" has the meaning provided therefor in
Section 7.1(c) of this Agreement.

                  "Indemnifying Party" has the meaning provided therefor in
Section 7.1(c) of this Agreement.

                  "Indenture" means the indenture dated as of October 31, 1996 by and between the Company and the Trustee under which the Senior Notes will be issued.

                  "Initial Purchasers" has the meaning provided therefor in the introductory paragraph of this Agreement.

                  "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation (as defined in the Indenture), conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Losses" has the meaning provided therefor in Section 7.1(a) of this Agreement.

                  "Material Adverse Effect" means, with respect to the Company and its Subsidiaries, a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or prospects of the Company and its Subsidiaries, taken as a whole. "Material Adverse Effect" shall also mean a material adverse effect on the ability of the Company or any Guarantor to perform its obligations under this Agreement or any of the Basic Documents.

                  "Memorandum" has the meaning provided therefor in Section 2.1 of this Agreement.

                  "Offering Materials" has the meaning provided therefor in
Section 7.1(a) of this Agreement.

                  "Permits" has the meaning provided therefor in Section 3.1(ii) of this Agreement.

                  "Person" means any individual, corporation, partnership, limited liability company or partnership, association, joint venture, joint-stock company, trust, unincorporated organization, government (including any agency or political subdivision thereof) or entity of any kind.

                  "PORTAL" means the Private Offerings, Resales and Trading through Automated Linkages Market.

                  "Preliminary Memorandum" has the meaning provided therefor in
Section 2.1 of this Agreement.

                  "Private Exchange Notes" shall have the meaning provided therefor in the Senior Note Registration Rights Agreement.

                  "Proceeding" has the meaning provided therefor in Section 7.1(c) of this Agreement.

                  "QIB" has the meaning provided therefor in Section 3.2 of this Agreement.

                  "Senior Note Registration Rights Agreement" means the registration rights agreement among the Company, the Guarantors and the Initial Purchasers relating to the Senior Notes.

                  "Senior Notes" means the 12 1/4% Senior Notes due 2006 of the Company and the Guarantees.

                  "Signature" has the meaning provided therefor in the Final Memorandum.

                  "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

                  "State Commission" means any agency of any State having jurisdiction to enforce such State's securities laws.

                  "Subsidiaries" means, with respect to any Person, any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (1) in the case of a corporation, of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its

Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

                  "Taxes" has the meaning provided therefor in Section 3.1(v) of this Agreement.

                  "Time of Purchase" has the meaning provided therefor in
Section 2.2(b) of this Agreement.

                  "Transactions" has the meaning provided therefor in the Final Memorandum.

                  "Trustee" means First Bank National Association, as trustee under the Indenture.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

                  Section 1.2. Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles in the United States as the same may be in effect from time to time.


                                   ARTICLE II

                    ISSUE OF SENIOR NOTES; PURCHASE AND SALE
                  OF SENIOR NOTES; RIGHTS OF HOLDERS OF SENIOR
                      NOTES; OFFERING BY INITIAL PURCHASERS

                  Section 2.1. Issue of Senior Notes and Guarantees. The Company and the Guarantors have authorized the issuance of $100,000,000 aggregate principal amount of the Senior Notes, unconditionally guaranteed by the Guarantors, which are to be issued pursuant to the Indenture. Each Senior Note will be substantially in the form of the Senior Note set forth as Exhibit A to the Indenture.

                  The Senior Notes will be offered and sold to the Initial Purchasers without being registered under the Act, in reliance on exemptions therefrom.

                  In connection with the sale of the Senior Notes, the Company has prepared a preliminary offering memorandum dated October 10, 1996 (the "Preliminary Memorandum") and prepared a final offering memorandum dated October 28, 1996 (the "Final Memorandum" and, together with the Preliminary Memorandum, the "Memorandum") setting forth or including a description of the terms of the Senior Notes, the terms of the offering, a description of the Company and the Guarantors and any material developments relating to the Company and the Guarantors occurring after the date of the most recent financial statements included therein.

                  Section 2.2. Purchase, Sale and Delivery of Senior Notes. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors agree that they will sell to the Initial Purchasers, and the Initial Purchasers severally agree that they will purchase from the Company and the Guarantors at the Time of Purchase, the aggregate principal amount of the Senior Notes set forth opposite the name of each Initial Purchaser on Schedule I attached hereto at a price equal to 97.0% of the principal amount thereof.

                  (b) The purchase, sale and delivery of the Senior Notes will take place at a closing (the "Closing") at the offices of Quarles & Brady, One East Camelback Avenue, Phoenix, Arizona, at 8:30 A.M., Phoenix time, on October 31, 1996, or such other date and time, if any, as the Initial Purchasers and the Company shall agree. The time at which such Closing is concluded is herein called the "Time of Purchase."

                  (c) One or more certificates in definitive form for the Senior Notes that the Initial Purchasers agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing, shall be delivered by or on behalf of the Company and the Guarantors to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds wired in accordance with the written instructions of the Company. The Company will make such certificate or certificates for the Senior Notes available for checking and packaging by the Initial Purchasers at the offices of CIBC Wood Gundy Securities Corp., or such other place as the Initial Purchasers may designate, at least 24 hours prior to the Closing.

                  Section 2.3. Registration Rights of Holders of Senior Notes. The Initial Purchasers and their direct and indirect transferees of the Senior Notes will have such rights with respect to the registration thereof under the Act and qualification of the Indenture under the Trust Indenture Act as are set forth in the Senior Note Registration Rights Agreement.

                  Section 2.4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Senior Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES; RESALE OF SENIOR NOTES

                  Section 3.1. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to and agree with each of the Initial Purchasers as follows:

                  (a) The Final Memorandum, as of its date and at the Time of Purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 3.1(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers or to the manner of sale of the Senior Notes by the Initial Purchasers which is furnished to the Company in writing by the Initial Purchasers expressly for use in the Final Memorandum or any amendment or supplement thereto.

                  (b) The audited consolidated financial statements of the Company; Britwill Healthcare Company; American Professional Holding, Inc.; Memphis Clinical Laboratory, Inc.; Signature Health Care Corporation; Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc. and Safford Care, Inc.; RehabWest, Inc.; The Oaks of Boise; Nightingale West, Inc.; Henderson and Associates Rehabilitation and Sunbelt Therapy Management Services, Inc.; and Franciscan Health Care Center at Enumclaw and Walla Walla included in the Final Memorandum fairly present the financial position, results of operations and cash flows of the Company and the other Persons to which they relate at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The summary and selected financial data in the Final Memorandum present fairly in all material respects the financial information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Ernst & Young LLP, Price Waterhouse, LLP, Ronald H. Ridgers, P.C., Arthur Andersen LLP, Anderson & Whitney, P.C. and Millman & Johnson P.C. (the "Accountants") are independent public accounting firms within the meaning of the Act and the rules and regulations promulgated thereunder. The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum have been prepared using reasonable assumptions and in accordance with the applicable requirements of the Act and include all adjustments necessary to present fairly the pro forma financial information included within the Final Memorandum at the respective dates and for the respective periods indicated.

                  (c) (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has filed all reports with the Secretary of State of Delaware required to obtain a certificate with respect to continued subsistence in good standing from that office. Each Subsidiary of the Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation or partnership, as the case may be, and is authorized to do business, in each jurisdiction in which the ownership or leasing of any property or the character of its operations makes such qualification necessary and in which the failure so to qualify is reasonably likely to have a Material Adverse Effect; and (ii) Schedule U attached hereto contains a complete and correct list of all of the Subsidiaries of the Company, as of the completion of the Transaction. The Company and its Subsidiaries do not own more than 5% of the equity interest in any other business entity.

                  (d) As of the Time of Purchase (after giving pro forma effect to the Transactions), the Company will have the authorized, issued and outstanding capitalization as set forth in the Final Memorandum. All of the issued and outstanding shares of capital of the Company and its Subsidiaries are validly issued, all of such capital stock is fully paid and nonassessable and none of such shares or interests were issued in violation of any preemptive or similar rights. Except as set forth in the Final Memorandum, all outstanding shares of capital stock of each of the Subsidiaries of the Company are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance except for "permitted liens" (as defined in the Final Memorandum) or as otherwise set forth in the Final Memorandum. Except as set forth in the Final Memorandum, (i) there are no outstanding subscriptions, options, warrants, rights, convertible securities or other binding agreements or commitments of any character obligating any Subsidiary of the Company to issue any securities, (ii) there is no agreement, understanding or arrangement among any such Subsidiaries and their respective stockholders or any other Person relating to the acquisition, ownership or disposition of any capital stock in such Subsidiaries, the election of directors of any of such Subsidiaries or the governance of such Subsidiaries' affairs, and (iii) there is no agreement, understanding or arrangement among the Company, any Subsidiary and any other person that may result in a change of control of the Company, and such agreements, arrangements or understandings will not be breached or violated as a result of the consummation of the Transactions or the execution, delivery or performance of, this Agreement and the other Basic Documents.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and (assuming the due authorization, execution and delivery by the Initial Purchasers) is a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
(ii) as any rights to indemnity or contribution hereunder may be limited by federal or state securities laws and public policy considerations.

                  (f) The Indenture has been duly authorized by the Company and the Guarantors, and, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal or state securities laws and public policy considerations.

                  (g) The Senior Note Registration Rights Agreement has been duly authorized by the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal or state securities laws and public policy considerations.

                  (h) The Senior Notes, the Exchange Notes and the Private Exchange Notes have each been duly authorized by the Company and the Guarantors and, when executed by the Company and the Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Senior Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company and the Guarantors enforceable against the Company and each Guarantor in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The ranking of the Senior Notes is as set forth in the Final Memorandum.

                  (i) Each of the Guarantees has been duly authorized by the Guarantors and each Guarantor has all requisite corporate power and authority to execute, issue and deliver its respective Guarantee and to incur and perform its respective obligations provided for therein. The Guarantees, upon execution and delivery of the Indenture and upon the due execution, authentication and delivery of the Senior Notes to the Initial Purchasers will constitute valid and legally binding obligations of the Guarantors enforceable against each of them in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The ranking of the Guarantees is as set forth in the Final Memorandum.

                  (j) Immediately after the consummation of the Transactions and the consummation of this Agreement (including the use of proceeds from the sale of Senior Notes at the Time of Purchase), the fair value and present fair saleable value of the assets of the Company (on a consolidated basis) and each of the Guarantors will exceed the sum of its stated liabilities and identified contingent liabilities; the Company (on a consolidated basis) and each of the Guarantors will not be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the use of proceeds from the sale of Senior Notes at the Time of Purchase), (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

                  (k) Each of the Company and the Guarantors has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under each of the Basic Documents, (ii) execute, deliver and perform its obligations under all other agreements and instruments to be executed and delivered by it pursuant to or in connection with each of the Basic Documents and the Transactions, (iii) issue the Senior Notes in the manner and for the purpose contemplated by this Agreement and (iv) consummate each of the Transactions.

                  (l) Subsequent to the date as of which information is given in the Final Memorandum to the date hereof, except as contemplated in the Memorandum, there has not been (i) any event or condition that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) any transaction entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business, that is material to the Company and its Subsidiaries, taken as a whole, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on its Common Stock.

                  (m) Except as set forth in the Final Memorandum, there is no action, suit, investigation or proceeding, governmental or otherwise, pending or, to the best knowledge of the Company, threatened to which the Company or any of the Guarantors is or would be a party or of which the properties or assets of the Company or any of the Guarantors are or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Senior Notes by the Company, the Transactions or any of the other transactions contemplated hereby, (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions or (iii) could reasonably be expected to have a Material Adverse Effect.

                  (n) The execution, delivery and performance by the Company and the Guarantors of the Basic Documents, the issuance and sale by the Company and the Guarantors of the Senior Notes, and the execution, delivery and performance by the Company and the Guarantors of all other agreements and instruments to be executed and delivered by the Company and the Guarantors pursuant hereto or thereto or in connection herewith or therewith or in connection with any of the Transactions, and compliance by the Company and the Guarantors with the terms and provisions hereof and thereof, do not and will not
(i) violate any provision of any law, rule or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award presently in effect or in effect at the Time of Purchase having applicability to the Company or any of its Subsidiaries, (ii) conflict with or result in a breach of or constitute a default (or give rise to any right to accelerate the maturity or require the prepayment of any obligation) under the certificate of incorporation or by-laws (or similar organizational document) of the Company, any of the Guarantors or any of their Subsidiaries, or, as of the Time of Purchase, any indenture or loan or credit agreement, lease, or any other agreement or instrument, to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors or any of their respective properties or assets may be bound or affected, or (iii) result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of its Subsidiaries.

                  (o) Each agreement or instrument (other than the Basic Documents) executed and delivered by the Company or any of the Guarantors in connection with the Basic Documents and the Transactions has been duly and validly authorized, and, when executed and delivered by the Company or any of the Guarantors, will constitute a valid and legally binding obligation of the Company or such Guarantors, enforceable against the Company or such Guarantor in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
(ii) as any rights to indemnity and contribution hereunder and thereunder may be limited by applicable law.

                  (p) None of the Company, the Guarantors or any of their Subsidiaries is currently or, after giving effect to the execution, delivery and performance of this Agreement, the other Basic Documents and the consummation of the Transactions, will be (i) in violation of its respective certificate of incorporation or by-laws (or similar organizational document), (ii) in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material lease, agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, (iii) in violation of any order of any court, arbitrator or governmental body, or (iv) in violation of or will have violated any statute, rule or regulation of any governmental authority, except in each case, which default or violation (individually or in the aggregate) could reasonably be expected to (y) affect the legality, validity or enforceability of any of the Basic Documents in any material respect or (z) have a Material Adverse Effect.

                  (q) Except as set forth in the Final Memorandum, and assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 3.2 hereof, and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3.2 hereof, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with
(a) the execution, delivery or performance by the

Company or the Guarantors (to the extent they are a party thereto) of any of the Basic Documents or any of the Transactions or (b) to permit the Company and the Guarantors to effect payments of principal of, premium and interest on the Senior Notes, except (i) as may be required under state securities or "Blue Sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Senior Notes or (ii) as would not (individually or in the aggregate) be reasonably likely to have a Material Adverse Effect. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations set forth in the Final Memorandum (other than as disclosed therein) which are required to have been obtained by the date hereof have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the knowledge of the Company and the Guarantors, threatened attack by appeal or direct proceeding or otherwise.

                  (r) None of the Company and the Guarantors is, and immediately after the Time of Purchase will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (s) The execution and delivery of this Agreement and the other Basic Documents and the sale of the Senior Notes to the Initial Purchasers will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA, or Section 4975 of the Code on the part of the Company, any of the Guarantors or any of their Subsidiaries. No Reportable Event (as defined in Section 4043 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Employee Benefit Plan (as defined in Section 3(3) of ERISA), and the Company and its Subsidiaries have complied in all material respects with the applicable provisions of ERISA and the Code in connection with each Employee Benefit Plan. The present value of all benefits vested under each Employee Benefit Plan maintained by the Company or any person or entity treated with the Company as a single employer under Section 414 of ERISA (a "Commonly Controlled Entity") (based on the current liability, interest rate and other assumptions used in preparation of the plan's Form 5500 Annual Report) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan (as defined in ERISA), and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which such representation is made or deemed made. No such Multiemployer Plan is in reorganization or insolvent. There are no material liabilities of the Company or any Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as described in Section 3(1) of ERISA). To the best of the Company's knowledge, the Company and its Subsidiaries are substantially and in all material respects in compliance with all applicable laws with respect to all employee benefit plans maintained or contributed to in respect of employees other than those employed in the United States ("Foreign Plans"). There are no material unfunded liabilities in respect of the Foreign Plans.

                  (t) The Company and each of its Subsidiaries have good and valid title to, or valid and enforceable leasehold interests in, all properties and assets identified in the Final Memorandum as owned or leased, respectively, by each of them which are material to the business of the Company and its Subsidiaries, taken as a whole, free and clear of all material Liens, except (i) such Liens as are described in the Final Memorandum or (ii) Liens created in the ordinary course of business which are Permitted Liens (as defined in the Indenture). All of the leases material to the business of the Company or any of its Subsidiaries and under which the Company or any of its Subsidiaries, as the case may be, holds properties described in the Final Memorandum, are valid and binding as leased by them, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company or any of its Subsidiaries, as the case may be. All agreements under which the Company or any of its Subsidiaries manages healthcare facilities are valid and binding and in full force and effect and neither the Company nor any of its Subsidiaries is in default (nor has any event occurred which with notice or the passaged of time or both would constitute a default) under or in violation of such agreement.

                  (u) No form of general solicitation or general advertising was used by the Company, any of the Guarantors or any of their respective Affiliates and representatives in connection with the offer and sale of the Senior Notes. None of the Company, any of the Guarantors, their respective Affiliates or any Person authorized to act for any of them has, either directly or indirectly, sold or offered for sale any of the Senior Notes or any other similar security of the Company or the Guarantors to, or solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than with or through the Initial Purchaser; and the Company and the Guarantors agree that neither they, any of their Subsidiaries or Affiliates nor any Person acting on their behalf has sold or offered for sale or will sell or offer for sale any Senior Notes to, or has solicited or will solicit any offers to buy any Senior Notes from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Senior Notes within the provisions of Section 5 of the Act.

                  (v) All tax returns required to be filed by the Company or any of its Subsidiaries in any jurisdiction (including foreign jurisdictions) have been duly filed and all taxes, assessments, fees and other charges including, without limitation, withholding taxes, penalties, and interest ("Taxes") due or claimed to be due have been paid, other than those Taxes being contested in good faith and for which adequate reserves or accruals have been established in accordance with generally accepted accounting principles, except where the failure to file such returns or to pay such Taxes is not reasonably likely to have, singly or in the aggregate, a Material Adverse Effect. The Company knows of no actual or proposed additional tax assessments for any fiscal period against the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                  (w) The Company and its Subsidiaries are the owners or licensees of all trade names, unregistered trademarks and service marks, brand names, patents, registered and unregistered copyrights, registered trademarks and service marks, and all applications for any of the foregoing, and all permits, grants and licenses or other rights with respect thereto, the absence of which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been charged with any material infringement of any intangible property of the character described above or been notified or advised of any material claim of any other Person relating to any of the intangible property, which infringements or claims (individually or in the aggregate) would be reasonably likely to have a Material Adverse Effect.

                  (x) The Senior Notes, the Indenture, the Senior Note Registration Rights Agreement and this Agreement conform to the descriptions thereof in the Final Memorandum.

                  (y) Assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 3.2 hereof, and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3.2 hereof, the offer and sale of the Senior Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Memorandum does not require registration under the Act and the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended.

                  (z) Except as described in the Final Memorandum, the Company, and its Subsidiaries and each long-term care, assisted living or other facility owned, leased, operated or managed by the Company or any of its Subsidiaries before giving effect to the Dispositions and after giving effect to the Transactions (each a "Facility") is in material compliance with the common law and all federal, state, and local laws, and any rules, regulations, orders, decrees, judgments or injunctions issued or promulgated thereunder relating to pollution and protection of public and employee health and the environment ("Environmental Law") and with the terms and conditions of any permit, license or approval required under any Environmental Law in connection with the ownership, operation or use of its business, property and assets where the failure to be in such compliance could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as disclosed in the Final Memorandum, and to the knowledge of the Company, none of the Company or any of its Subsidiaries or any Facility is subject to any liability, absolute or contingent, under any Environmental Law which liability would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; except as disclosed in the Final Memorandum, there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding or notice of potential responsibility or liability or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any Facility under any Environmental Law which, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

                  (aa) Except as set forth in the Final Memorandum, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of its Subsidiaries which is pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened, which would be reasonably likely to result in a Material Adverse Effect.

                  (bb) Each of the Company and its Subsidiaries carries insurance (including self insurance) in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

                  (cc) No securities of the Company, any of the Guarantors or their Subsidiaries are of the same class (within the meaning of Rule 144A under the Act) as the Senior Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                  (dd) None of the Company, the Guarantors or their Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Senior Notes.

                  (ee) None of the Company, the Guarantors, their Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S") with respect to the Senior Notes and the Company, the Guarantors, their Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have acted in accordance with the offering restrictions requirement of Regulation S.

                  (ff) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate or represents the Company's good faith estimates that are made on the basis of data derived from such sources.

                  (gg) Except as stated in the Final Memorandum, the Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Senior Notes and the transactions contemplated by the Final Memorandum.

                  (hh) Except as described in the Final Memorandum there exists no relationship, direct or indirect, between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, any of its Subsidiaries or any of the Facilities on the other hand, of a kind described in Item 404 of Regulation S-K, 17 CFR 229.404.

                  (ii) The Company, and each of its Subsidiaries and Facilities have such pen-nits, licenses, certificates and authorizations and governmental or regulatory authorities, including but not limited to, such permits, licenses, certificates and authorizations ("Permits"), as are necessary to own, lease or manage their respective properties (including, without limitation, the Facilities) and to conduct their respective businesses in the manner now being conducted and as described in the Final Memorandum, subject to such qualifications as may be set forth in the Final Memorandum, except where the failure to have any such Permit would not have a Material Adverse Effect; the Company, and each of its Subsidiaries and Facilities have each fulfilled and performed all of their respective material obligations with respect to such Permits, and no event has occurred which allows, or after notice of lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Final Memorandum; and, except as described in the Final Memorandum, such Permits contain no restrictions that are materially burdensome to the Company, or any of the Subsidiaries or Facilities.

                  (jj) Neither the Company nor any of the Subsidiaries nor any employee or agent of the company or the subsidiaries has made any payment of funds of the Company or any of the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Final Memorandum.

                  (kk) The Company, each Subsidiary and each Facility that the Final Memorandum indicates is participating in the medicare or medicaid programs, upon consummation of the transactions contemplated by this Agreement and after giving effect to the Transactions, has the requisite provider agreement, provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which each Facility is located. The number of units or licensed beds and the number of Medicare certified beds at each of the Facilities are as indicted in the Final Memorandum. Except as set forth in the Final Memorandum, there is no action threatened or pending which could reasonably be expected to result in a revocation of any such provider number or authorization or the Company's, or any Subsidiary's or Facility's exclusion from the Medicare or any state Medicaid programs and no individual with an ownership or control interest, as defined in 42 U.S.C. Section 1320a-3(a)(3), in the Company or any Subsidiary, or who is an officer, director, or managing employee as defined in 42 U.S.C. Section 1320a-5(b), of the Company or any Subsidiary is a person described in 42 U.S.C.
Section 1320a-7(b)(8)(B). The Company's and each Subsidiary's business practices do not violate any federal or state laws regarding physician ownership of (or financial relationship with) and referral to entities providing health care related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services. None of the Company or any of its Subsidiaries is subject to settlements or other adjustments by third party payors (including Medicare and Medicaid) which could reasonably be expected to have a Material Adverse Effect.

                  (ll) The statements regarding regulation of the Company and its Subsidiaries under the captions "Business -- Government Regulation," "Risk Factors -Extensive Government Regulations," "-- Healthcare Reform" and "--Reimbursement by Third-Party Payors" (collectively, the "Regulatory
Sections ") in the Final Memorandum are correct in all material respects and fairly describe the applicability of regulations to the operations of the Company and its Subsidiaries as described in the Final Memorandum. The statements regarding regulation of the Company and its Subsidiaries in the Regulatory Sections in the Final Memorandum do not contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (mm) Subsequent to the respective dates as of which information is given in the Final Memorandum and except as set forth in the Final Memorandum, no acquisition of any material Business (whether by way of merger, asset acquisition or stock acquisition), by the Company or any of its Subsidiaries is Probable, with the terms "Business" and "Probable" defined and interpreted in the manner described in Regulation S-X under the Act; and

                  (nn) The Company and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that
(I) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (oo) The Company, the Guarantors and each of their Subsidiaries has complied and is continuing compliance with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

                  Section 3.2. Resale of Senior Notes. The Initial Purchasers represent and warrant that they are "qualified institutional buyers" as defined in Rule 144A under the Act ("QIB"). The Initial Purchasers agree with the Company that (a) they have not and will not, directly or indirectly, solicit offers for, or offer or sell, the Senior Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (b) they have and will solicit offers for the Senior Notes only from, and will offer the Senior Notes only to (i) Persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented lo the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (ii) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Act) that, prior to their purchase of the Senior Notes, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum.

                                   ARTICLE IV

                         CONDITIONS PRECEDENT TO CLOSING

                  Section 4.1. Conditions Precedent to Obligations of the Initial Purchasers. The obligation of the Initial Purchasers to purchase the Senior Notes to be purchased by them hereunder is subject to the satisfaction of the following conditions:

                  (a) The Initial Purchasers shall have received an opinion, addressed to the Initial Purchasers in form and substance reasonably satisfactory to counsel to the Initial Purchasers and dated the Time of Purchase, from Quarles & Brady, counsel to the Company and the Guarantors, covering the matters set forth in Exhibit 1 hereto.

                  (b) The Initial Purchasers shall have received an opinion, addressed to the Initial Purchasers in form and substance reasonably satisfactory to counsel to the Initial Purchasers and dated the Time of Purchase, from Quarles & Brady, healthcare counsel to the Company covering the matters set forth in Exhibit 2 hereto.

                  (c) The Initial Purchasers shall have received an opinion, addressed to the Initial Purchasers in form and substance satisfactory to the Initial Purchasers and dated the Time of Purchase, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Initial Purchasers, substantially in the form of Exhibit 3 hereto.

                  In rendering such opinions in accordance with Sections 4.1(a),
(b) and (c), each such counsel may rely as to factual matters upon representations of, and certificates or other documents furnished by the Company, the Guarantors and their respective officers and directors, the Initial Purchasers and government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Each such counsel may specify the jurisdictions in which it is admitted to practice and that it is not admitted to practice in any other jurisdiction or an expert in the law of any other jurisdiction. To the extent such opinion concerns the laws of any other such jurisdiction such counsel may rely upon the opinion of counsel (satisfactory to the Initial Purchasers) admitted to practice in such jurisdiction.

                  (d) The Initial Purchasers shall have received from each of the Accountants a comfort letter or letters dated as of the date hereof and as of the Closing in form and substance reasonably satisfactory to counsel to the Initial Purchasers.

                  (e) The representations and warranties made by the Company and the Guarantors herein shall be true and correct in all material respects (except for changes expressly provided for in this Agreement) on and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase, the Company and the Guarantors shall have complied in all material respects with all agreements as set forth in or contemplated hereunder and in the other Basic Documents required to be performed by them at or prior to the Time of Purchase.

                  (f) Subsequent to the date of the Final Memorandum, (i) there shall not have been any change, or any development involving a prospective change, which has had or could be reasonably likely to have a Material

Adverse Effect, and (ii) the Company and its Subsidiaries shall have conducted their respective businesses only in the ordinary course.

                  (g) At the Time of Purchase and after giving effect to the consummation of this Agreement, the other Basic Documents and the Transactions, there shall exist no Default or Event of Default.

                  (h) The purchase of and payment for the Senior Notes by the Initial Purchasers hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System).

                  (i) At the Time of Purchase, the Initial Purchasers shall have received a certificate, executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated the Time of Purchase, from the Company stating that the conditions specified in Sections 4.1(e), (f), (g) and (l) have been satisfied or duly waived at the Time of Purchase.

                  (j) Each of the Basic Documents shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

                  (k) All proceedings taken in connection with the issuance of the Senior Notes and the consummation of this Agreement, the other Basic Documents and the Transactions and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

                  (l) The sale of the Senior Notes hereunder shall not have been enjoined (temporarily or permanently) at the Time of Purchase.

                  (m) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (A) it is downgrading its rating assigned to any debt securities of the Company, or (B) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                  (n) The Initial Purchasers shall have sold $100,000,000 aggregate principal amount of the Senior Notes in accordance with the provisions of Section 3.2 hereof.

                  On or before the Closing, the Initial Purchasers and counsel to the Initial Purchasers shall have received such further documents, opinions, certificates and schedules or other instruments relating to the business, corporate, legal and financial affairs of the Company and its Subsidiaries as they may reasonably request.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.1. Covenants of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with the Initial Purchasers that:

                  (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given its consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in the opinion of the Initial Purchasers or counsel to the Initial Purchasers in connection with the resale of the Senior Notes by the Initial Purchasers.

                  (b) The Company and the Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Senior Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Senior Notes; provided, however, that in connection therewith, none of the Company and the Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Senior Notes, the Exchange Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof (who thereafter will not use such Final Memorandum until appropriately amended or supplemented) and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance; provided, however, that the Company's obligation hereunder shall not be applicable to the extent resale by the Initial Purchasers may be accomplished pursuant to a Registration Statement (as defined in the Senior Note Registration Rights Agreement).

                  (d) The Company will, without charge, provide to the Initial Purchasers and to counsel to the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                  (e) The Company will apply the net proceeds from the sale of the Senior Notes as set forth under "Use of Proceeds" in the Final Memorandum.

                  (f) For and during the period ending on the date no Senior Notes or Exchange Notes are outstanding, the Company and the Guarantors will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company or any of the Guarantors to the Trustee or the holders of the Senior Notes or Exchange Notes and, promptly after available, copies of any reports or financial statements furnished to or filed by the Company or any of the Guarantors with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors may be listed or the Nasdaq National Market.

                  (g) Prior to the Time of Purchase, the Company and the Guarantors will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company and the Guarantors for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

                  (h) None of the Company, the Guarantors, or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Senior Notes in a manner which would require the registration under the Act of the Senior Notes.

                  (i) The Company and the Guarantors will not, and will not permit any of their Subsidiaries to, solicit any offer to buy or offer to sell the Senior Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (j) For so long as any of the Senior Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and not salable in full under Rule 144 under the Act (or any successor provision), the Company and the Guarantors will make available, upon request, to any seller of such Senior Notes the information specified in Rule 144A(d)(4) under the Act, unless the Company and the Guarantors are then subject to Section 13 or 15(d) of the Exchange Act.

                  (k) The Company and the Guarantors will use their best efforts to (I) permit the Senior Notes to be included for quotation on PORTAL and (ii) permit the Senior Notes to be eligible for clearance and settlement through The Depository Trust Company.

                  (l) The Company and the Guarantors will use their best efforts to do and perform all things required to be done and performed by them under this Agreement and the other Basic Documents prior to or after the Closing and to satisfy all conditions precedent on their part to the obligations of the Initial Purchasers to purchase and accept delivery of the Senior Notes.


                                   ARTICLE VI

                                      FEES

                  Section 6.1. Costs, Expenses and Taxes. The Company and the Guarantors agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 8.2 hereof, including, but not limited to, all costs and expenses incident to (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and each of the other Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, (ii) any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, any other marketing related materials and any "Blue Sky" memoranda (which shall include the reasonable disbursements of counsel to the Initial Purchasers in respect thereof), (iii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iv) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (v) preparation (including printing), issuance and delivery to the Initial Purchasers of the Senior Notes, (vi) the qualification of the Senior Notes under state securities and

"Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto, (vii) expenses and the cost of any private or chartered airplanes or other transportation in connection with any meetings with prospective investors in the Senior Notes, (viii) fees and expenses of the Trustee including fees and expenses of counsel to the Trustee,
(ix) all expenses and listing fees incurred in connection with the application for quotation of the Senior Notes on PORTAL, (x) any fees charged by investment rating agencies for the rating of the Senior Notes and (xi) except as limited by
Article VII, all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), if any, in connection with the enforcement of this Agreement, the Senior Notes or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Company and the Guarantors shall pay any and all stamp, transfer and other similar taxes (but excluding any income, franchise, personal property, ad valorem or gross receipts taxes) payable or determined to be payable in connection with the execution and delivery of this Agreement, any of the other Basic Documents or the issuance of the Senior Notes, and shall save and hold the Initial Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes (other than if such delay is caused by the Initial Purchasers).

                                   ARTICLE VII

                                    INDEMNITY

                  Section 7.1. Indemnity.

                  (a) Indemnification by the Company and Guarantors. Each of the Company and the Guarantors jointly and severally agrees and covenants to hold harmless and indemnify each Initial Purchaser, their Affiliates, the directors, officers, employees, affiliates and agents of each of the Initial Purchaser and their Affiliates and each person, if any, who controls each of the Initial Purchasers and their Affiliates within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act (collectively referred to for the purposes of this Article VII as the "Initial Purchasers"), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any parties to this Agreement or between any party to this Agreement and any third party, or otherwise, or any claim asserted) (collectively, "Losses") to which they, or any of them may become subject arising out of or based upon any untrue statement or alleged untrue statement of any fact contained in the Memorandum and any amendments or supplements thereto, the Basic Documents, or any documents filed with the Commission or any State Commission (collectively, the "Offering Materials") or arising out of or based upon the omission or alleged omission to state in any of the Offering Materials a fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Guarantors shall not be liable to any Initial Purchaser under this paragraph (a) to the extent that such Losses arose out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to such Initial Purchaser or the plan of distribution furnished in writing by such Initial Purchasers expressly for inclusion therein (or for a breach by the Initial Purchasers of any representation or warranty contained in this Agreement). The Company and the Guarantors further agree to reimburse the Initial Purchasers for any reasonable legal and other expenses as they are incurred by them in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any lawsuits, claims or other proceedings or investigations arising in any manner out of or in connection with the Memorandum and any amendments or supplements thereto, the execution or delivery of any of the Basic Documents, any Offering Materials or any Transaction; provided that if the Company reimburses any Initial Purchaser hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, such Initial Purchaser hereby agrees to refund such reimbursement of expenses to the extent that the lawsuit, claim or other proceeding arises out of or is based upon an untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to such Initial Purchaser furnished in writing by such Initial Purchasers expressly for inclusion therein (or for a breach by such Initial Purchaser of any representation or warranty contained in this Agreement). The Company and the Guarantors further agree that the indemnification, contribution and reimbursement commitments set forth in this Article VII shall apply whether or not the Initial Purchasers are formal parties to any such lawsuits, claims or other proceedings. The indemnity, contribution and expense reimbursement obligations of the Company and the Guarantors under this Article VII shall be in addition to any liability the Company or the Guarantors may otherwise have under common law or otherwise.

                  (b) Indemnification by the Initial Purchasers. Each Initial Purchaser, severally and not jointly, agrees and covenants to hold harmless and indemnify the Company, the Guarantors, their Affiliates, the directors, officers, employees, agents and each person, if any, who controls each of the Company and the Guarantors and their Affiliates (collectively referred to for the purposes of this Article VII as the "Company") from and against any Losses, insofar as such Losses arise out of or are based upon or relate to any untrue statement of any material fact contained in the Offering Materials, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with the information relating to such Initial Purchaser furnished in writing by such Initial Purchaser expressly for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Initial Purchasers under this Article VI[I shall be in addition to any liability the Initial Purchasers may otherwise have under common law or otherwise.

                  (c) Procedure. If any Person shall be entitled to indemnity hereunder (each an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnity is sought (each an "Indemnifying Party") of the commencement of any action, suit, investigation or proceeding, governmental or otherwise (a "Proceeding"), with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Parties agree to pay such fees and expenses; or (2) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified

Party or parties and the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof with respect to the Indemnified Parties and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or parties, or for fees and expenses that are not reasonable. No Indemnified Party or Parties will settle any Proceeding without the consent of the Indemnifying Party or parties (but such consent shall not be unreasonably withheld). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject of such Proceeding.

                  Section 7.2. Contribution. If for any reason the indemnification provided for in Section 7.1 of this Agreement is unavailable to an Indemnified Party, or insufficient to hold it entirely harmless, in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying and Indemnified Parties shall be deemed to be in the same proportion as the total proceeds from the offering of the Senior Notes (before deducting expenses, but after giving effect to the Initial Purchasers' discount) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Losses, referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined pro rata or per capita or by any other method of allocation which does not take into account the equitable considerations referred to in such paragraph. Notwithstanding any other provision of this
Section 7.2, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchasers under this Agreement, less the aggregate amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or a breach of a representation or warranty or the omissions or alleged omissions to state a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  Section 7.3. Senior Note Registration Rights Agreement. Notwithstanding anything to the contrary in this Article VII, the indemnification and contribution provisions of the Senior Note Registration Rights Agreement shall govern any claim with respect thereto.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1. Survival of Provisions. The representations, warranties and covenants of the Company, its officers and the Initial Purchasers made herein, the indemnity and contribution agreements contained herein and each of the provisions of Articles V, VII and VIII shall remain operative and in full force and effect regardless of (a) the investigation made by or on behalf of the Company, the Initial Purchasers or any Indemnified Person, (b) acceptance of any of the Senior Notes and payment therefor, (c) any termination of this Agreement or (d) disposition of the Senior Notes by the Initial Purchasers whether by redemption, exchange, sale or otherwise.

                  Section 8.2. Termination.

                  (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Time of Purchase in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the
Closing:

                           (i) the Company or any of its Subsidiaries shall have
sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding or any action of any governmental reimbursement source or intermediary therefor, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or any of its Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                           (ii) trading in securities of the Company or in
securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                           (iii) a banking moratorium shall have been declared
by New York or United States authorities;

                           (iv) there shall have been (A) an outbreak or
escalation of hostilities between the United States and any foreign power, or
(B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (c) any material change in the financial markets of the United States which, in the case of (A), (B) or (c) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Senior Notes as contemplated by the Final Memorandum; or

                           (v) any securities of the Company shall have been
downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (b) Termination of this Agreement pursuant to this Section 8.2 shall be without liability of any party to any other party except as provided in
Section 8.1 hereof

                  Section 8.3. Defaulting Initial Purchasers. (a) If, on the day of the Closing, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of such Senior Notes by other persons satisfactory to the Company and the Guarantors but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers, the Company or the Guarantors except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Article VI and the provisions of
Article VII shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in
Schedule I hereto who, pursuant to this Section 8.3, purchases Senior Notes which a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or the nondefaulting Initial Purchasers for damages caused by its default. If other persons are obligated or agree to purchase the Senior Notes of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly make any amendment or supplement to the Offering Memorandum that effects any such changes.

         Section 8.4. No Waiver; Modifications in Writing. No failure or delay on the part of the Company, the Guarantors or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, the Guarantors or the Initial Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Company, the Guarantors or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company, the Guarantors and the Initial Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, the Guarantors or the Initial Purchasers from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Guarantors in any case shall entitle the Company or the Guarantors to any other or further notice or demand in similar or other circumstances.

                  Section 8.5. Information Supplied by the Initial Purchasers. The statements set forth in the legend on pages (i) and (ii) of the Final Memorandum and in the second and third sentences of the third paragraph and the seventh, eighth and ninth paragraphs under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 3.1(a) and 7.1(a) and (b) hereof.

                  Section 8.6 Allocation of Expenses of Initial Purchasers. Each of the Initial Purchasers hereby agrees that any expenses or disbursements to be paid collectively by the Initial Purchasers (including, without limitation, the fees and disbursements of counsel to the Initial Purchasers) shall be allocated among the Initial Purchasers as follows: CIBC Wood Gundy Securities Corp., 50%; Cruttenden Roth Incorporated, 42.5%; Wheat, First, Securities, Inc., 7.5%.

                  Section 8.7. Communications. All notices, demands and other communications provided for hereunder shall be in writing, and, (a) if to the Initial Purchasers, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, addressed to the initial Purchasers in care of CIBC Wood Gundy Securities Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017,
Attention: Neal Thomas, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, Attention: Carl L. Reisner, Esq., and (b) if to the Company or any Guarantor, shall be given by similar means to Unison Healthcare Corporation, 7272 E. Indian School Road, Suite 214, Scottsdale, Arizona 8525 1, Attention: Chief Financial Officer, with a copy to Quarles & Brady, One East Camelback Road, Suite 400, Phoenix, Arizona 85012, Attention: P. Robert Moya, Esq. In each case, notices, demands and other communications shall be deemed given when received.

                  Section 8.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  Section 8.9. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person except that (i) the indemnities of the Company and the Guarantors contained in Section 7.1(a) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Initial Purchasers and any Person or Persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 7.1(b) of this Agreement shall also be for the benefit of the directors of the Company, the Guarantors, their officers, employees and agents and any Person or Persons who control the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Senior Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                  Section 8.10. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  Section 8.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 8.12. Headings. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



UNISON HEALTHCARE CORPORATION



By: /s/ Craig R. Clark
    -------------------------------
    Name:  Craig R. Clark
    Title: EVP & CFO



SUNQUEST SPC, INC.
BRITWILL HEALTHCARE COMPANY
QUEST PHARMACIES, INC.
SUNBELT THERAPY MANAGEMENT SERVICES, INC., an Arizona corporation
DECATUR SPORTS FIT & WELLNESS CENTER, INC.
HENDERSON & ASSOCIATES REHABILITATION, INC.
SUNBELT THERAPY MANAGEMENT SERVICES, INC., an Alabama corporation
BRITWILL INVESTMENTS - I, INC.
BRITWILL INVESTMENTS - II, INC.
BRITWILL FUNDING CORPORATION
EMORY CARE CENTER, INC.
THERAPY HEALTH SYSTEMS, INC.



By: /s/ Jerry M. Walker
    -------------------------------
    Name:  Jerry M. Walker
    Title: President


By: /s/ Phillip R. Rollins
    -------------------------------
    Name:  Phillip R. Rollins
    Title: Secretary

                                     CIBC WOOD GUNDY SECURITIES CORP.

                                     By: /s/ John J. Navin
                                         ------------------------------------
                                         Name: John J. Navin
                                         Title: Director


                                     CRUTTENDEN ROTH INCORPORATED

                                     By: /s/ Edward J. Hall
                                         ------------------------------------
                                         Name:  Edward J. Hall
                                         Title: Chief Financial Officer


                                     WHEAT, FIRST SECURITIES, INC.

                                     By: /s/
                                         ------------------------------------
                                         Name:
                                         Title:

                                   Schedule I

                                                                Principal Amount
            Initial Purchaser                                   of Senior Notes
            -----------------                                   ---------------
CIBC Wood Gundy Securities Corp..............................    $ 58,333,333

Cruttenden Roth Incorporated ................................      32,916,667

Wheat, First Securities, Inc.................................       8,750,000
                                                                 ------------

                                                                 $100,000,000
                                                                 ============

                                   Schedule II

                                  Subsidiaries

Sunquest SPC, Inc.
BritWill Healthcare Company
Quest Pharmacies, Inc.
Sunbelt Therapy Management Services, Inc. (Arizona)
Decatur Sports Fit & Wellness Center, Inc.
Henderson & Associates Rehabilitation, Inc.
Sunbelt Therapy Management Services, Inc. (Alabama)
BritWill Investments I, Inc.
BritWill Investments II, Inc.
BritWill Funding Corporation
Emory Care Center, Inc.
Therapy Health Systems, Inc.

                                    EXHIBIT 1






CIBC WOOD GUNDY SECURITIES CORP.
CRUTTENDEN ROTH INCORPORATED
WHEAT, FIRST SECURITIES, INC.
as Initial Purchasers
c/o CIBC Wood Gundy Securities Corp.
425 Lexington Avenue, 3rd Floor
New York, NY  10017

Ladies and Gentlemen:

         We have represented Unison HealthCare Corporation, a Delaware corporation (the "Company"), in connection with the Securities Purchase Agreement dated as of October 28, 1996 (the "Purchase Agreement") among you as Initial Purchasers (the "Initial Purchasers"), the Company and the Guarantors named in Schedule II thereto (the "Guarantors"), with respect to the issue and sale by the Company of $100,000,000 aggregate principal amount of Senior Notes to the Initial Purchasers and the offering thereof by the Initial Purchasers. Unless otherwise defined herein, the definitions of terms used in this opinion shall be those in the Purchase Agreement.

         In such capacity, we have examined copies of the Final Offering Memorandum of the Company with respect to the Senior Notes (the "Final Memorandum") and the Purchase Agreement, and the forms of the Senior Notes, the Indenture and the Senior Note Registration Rights Agreement referred to therein (referred to with the Purchase Agreement as the "Basic Documents" herein). We have also examined the originals, or copies identified to our satisfaction, of such corporate records of the Company and the Guarantors, such other agreements and instruments, certificates of public officials, officers of the Company and other persons as we have deemed necessary as a basis for the opinions expressed below. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering the opinions expressed below, we relied upon certificates of the Company given by certain of its officers (copies of which certificates are attached hereto) as to factual matters, and on certificates of public officials. We believe you and we are justified in relying upon such certificates.

         Based upon the foregoing, we are of the opinion that:

         1. The Company and each of the Guarantors have been duly incorporated, and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation.

         2. Each of the Company and the Guarantors is duly qualified and in good standing as a foreign corporation and is authorized to do business, in each jurisdiction in which the ownership or leasing of any property or the character of its operations makes such qualification necessary and in which the failure so to qualify could have a Material Adverse Effect.

         3. Except as set forth in the Final Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries.

         4. Except as set forth or contemplated in the Final Memorandum, nothing has come to our attention that gives us reason to believe there exists any defect in title or leasehold interest, or any lien, claim or encumbrance which would materially affect the use made and, to the best of our knowledge, proposed to be made, or any of the property of the Company or any of the Subsidiaries.

         5. Each of the Company and the Guarantors has all requisite corporate power and authority, as the case may be, to issue, sell and deliver the Senior Notes, to execute and deliver the Basic Documents to which it is a party, to perform all its obligations thereunder and to consummate the transactions contemplated thereby. Each of the Company and its Subsidiaries has the corporate power and authority to own or lease and operate its respective property and assets and to conduct its respective business as described in the Final Memorandum.

         6. All necessary corporate action has been taken by each of the Company and the Guarantors to authorize the execution, delivery and performance by it of the Basic Documents to which it is a party, to consummate all of the transactions contemplated thereby and to issue, sell and deliver the Senior Notes.

         7. The beneficial ownership of the equity interests in the Company is as set forth in the Final Memorandum under the heading "Principal Stockholders."

         8. The Purchase Agreement has been duly authorized by the Company and the Guarantors and the Company and the Guarantors each have all requisite corporate power and authority to execute, issue and deliver the Purchase Agreement and to incur and perform its obligations provided for therein. The Purchase Agreement, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against each of them in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereafter in effect and relating to or affecting creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought,
(ii) the enforceability of any provision requiring the payment of attorney's fees may be subject to a court determination that such fees are reasonable and
(iii) as any rights to indemnity or contribution hereunder may be limited by federal or state securities laws and public policy considerations.

         9. The Indenture has been duly authorized by the Company and each of the Guarantors and the Company and each of the Guarantors shall have all requisite corporate power and authority to execute, issue and deliver the Indenture and the Guarantees and to incur and perform their respective obligations provided for therein. The Indenture, when executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or conveyance and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (iii) the enforceability of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default may be limited in certain circumstances, and (iv) the enforceability of any provision requiring the payment of attorneys' fees may be subject to a court determination that such fees are reasonable. The Indenture is in sufficient form for due qualification under the Trust Indenture Act of 1939, as amended.

         10. The Senior Note Registration Rights Agreement has been duly authorized by the Company and the Guarantors and the Company and the Guarantors each have all requisite corporate power and authority to execute, issue and deliver the Senior Note Registration Rights Agreement and to incur and perform their respective obligations provided for therein. The Senior Note Registration Rights Agreement, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company, enforceable against each of them in accordance with its terms except that (i) rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations; (ii) enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or conveyance and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (iii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (iv) the enforceability of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default may be limited in certain circumstances, and (v) the enforceability of any provision requiring the payment of attorneys' fees may be subject to a court determination that such fees are reasonable, rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

         11. The Senior Notes have each been duly authorized by the Company and the Guarantors and the Company and the Guarantors each have all requisite corporate power and authority to execute, issue and deliver the Senior Notes and to incur and perform their respective obligations provided for therein. The Senior Notes, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery by the Trustee) in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company and the Guarantors enforceable against each of them in accordance with their terms, except that (i) enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or conveyance and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought,
(iii) the enforceability of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default may be limited in certain circumstances, and (iv) the enforceability of any provision requiring the payment of attorneys' fees may be subject to a court determination that such fees are reasonable. The ranking of the Senior Notes is as set forth in the Final Memorandum.

         12. Each of the Guarantees have each been duly authorized by the Guarantors and each Guarantor has all requisite corporate power and authority to execute, issue and deliver its respective Guarantee and to incur and perform its respective obligations provided for therein. The Guarantees, when executed and delivered by the Guarantors in accordance with the provisions of the Indenture will constitute valid and legally binding obligations of the Guarantors enforceable against each of them in accordance with their terms, except that (i) enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or conveyance and other similar laws nor or hereafter in effect relating to or affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (iii) the enforceability of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default may be limited in certain circumstances, and (iv) the enforceability of any provision requiring the payment of attorneys' fees may be subject to a court determination that such fees are reasonable. The ranking of the Guarantees is as set forth in the Final Memorandum.

         13. The Company and the Guarantors have all requisite corporate power and authority under the laws of their respective state of incorporation to execute, deliver and perform their respective obligations under the Purchase Agreement and to consummate each of the Transactions set forth in the Final Memorandum. Each of the Company and the Guarantors has all requisite corporate power and authority under the laws of their respective state of incorporation to
(i) execute, deliver and perform its obligations under the Purchase Agreement and each of the Basic Documents, (ii) execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by the Company and the Guarantors pursuant to or in connection with the Purchase Agreement, each of the Basic Documents and the Transactions and (iii) issue the Senior Notes in the manner and for the purpose contemplated by the Purchase Agreement.

         14. To the best of our knowledge and other than as described in the Final Memorandum, there is no action, suit, investigation or proceeding, governmental or otherwise, pending or, to the best knowledge of the Company and the Guarantors, threatened to which either the Company or any of the Guarantors is or would be a party or of which the properties of either the Company or any of the Guarantors are or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Senior Notes by the Company and the Guarantors or any of the transactions contemplated by the Transactions, (ii) questions the legality or validity of any of the transactions contemplated by the Transactions or seeks to recover damages or obtain other relief in connection with any of the transactions contemplated by the Transactions, (iii) could reasonably be expected to have any material adverse effect on the power or ability of either the Company or any of the Guarantors to perform its obligations under the Basic Documents or to consummate the transactions contemplated hereby or thereby or
(iv) could reasonably be expected to have a Material Adverse Effect.

         15. The execution, delivery and performance by the Company and the Guarantors of the Basic Documents, the issuance and sale by the Company of the Senior Notes and the execution, delivery and performance by the Company and the Guarantors of all other agreements and instruments to be executed and delivered by the Company and the Guarantors, pursuant hereto or thereto or in connection herewith or therewith or in connection with any of the other transactions contemplated by the Transactions, and compliance by the Company and the Guarantors with the terms and provisions hereof and thereof, do not and will not
(i) violate any provision of any law, rule or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System but excluding state "blue Sky" and legal investment laws and regulations), order, writ, judgment, decree, determination or award known to us presently in effect or in effect at the Time of Purchase having applicability to either of the Company or any of the Guarantors, (ii) conflict with or result in a breach or violation of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by either the Company or any of the Guarantors or, except as described in the Final Memorandum, give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, management agreement, authorization, permit, certificate or other agreement or document known to us to which either the Company or any of the Guarantors is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject or (B) the certificate of incorporation or bylaws (each, an "Organizational Document"), of either the Company or any of the Guarantors, or (iii) result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by either the Company or any of the Guarantors, except, in each case, where such violation, conflict, breach, default or creation or imposition of any Lien would not (individually or in the aggregate) (1) have a Material Adverse Effect, (2) materially impair either the Company's or any of the Guarantors' ability to perform the obligations contemplated by the Basic Documents and the Final Memorandum or (3) materially affect the consummation of the transactions contemplated by the Basic Documents and the Final Memorandum and the Transactions.

         16. Except as set forth in the Final Memorandum, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required (i) in connection with the execution, delivery or performance by the Company and the Guarantors of, any of the Basic Documents or any of the transactions contemplated by the Transactions or (ii) to permit the Company and the Guarantors to effect payments of principal of, premium and interest on the Senior Notes except (A) as may be required under state securities or "Blue Sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Senior Notes or (B) as would not (individually or in the aggregate) have a Material Adverse Effect.

         17. Neither the Company nor any of the Guarantors is nor immediately after the Time of Purchase will be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         18. The statements set forth under the heading "Description of the Senior Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Senior Notes and the Indenture, provide a fair summary of such provisions and information with respect thereto.

         19. Assuming the accuracy of the representations of the Company and the Guarantors in Section 3.1 of the Purchase Agreement and of the Initial Purchasers set forth in Section 3.2 of the Purchase Agreement, it is not necessary in connection with the offer and sale of the Senior Notes by the Company and the Guarantors to the Initial Purchase under the circumstances contemplated by the Purchase Agreement to register the Senior Notes under the Act or to quality the Indenture under the Trust Indenture Act of 1939, as amended.

         20. No filing or registration with, notice to, or consent, approval, authorization, order or other action of, any court or governmental authority or agency is required for the consummation by the Company and the Guarantors of the transactions contemplated by the Basic Documents except such as have been obtained or made and except such as may be required under the state securities or Blue Sky laws.

         21. The execution and delivery of the Exchange Notes and the Private Exchange Notes has been duly authorized by all necessary corporate action of the Company and the Guarantors and the Exchange Notes and the Private Exchange Notes, when duly executed and delivered by the Company and the Guarantors, all in accordance with the terms of the Senior Note Registration Rights Agreement and the Indenture, and assuming due authentication by the Trustee, will be the legal, valid, and binding obligations of the Company and the Guarantors and will be enforceable in accordance with their terms except that (i) enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or conveyance and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (iii) the enforceability of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default may be limited in certain circumstances, and (iv) the enforceability of any provision requiring the payment of attorneys' fees may be subject to a court determination that such fees are reasonable.

         22. The descriptions in the Final Memorandum and any further amendments or supplements thereto of contracts, agreements or other legal documents or which purport to summarize statutes, legal and governmental proceedings or legal conclusions and other documents are accurate and fairly present the information required to be shown.

         23. We have no reason to believe that any Permit is not in full force and effect and, to the best of our knowledge, other than as described or contemplated in the Final Memorandum, there are no proceedings pending or threatened against the Company, or any of its Subsidiaries or Facilities that may cause any such Permit that is material to the conduct of the business of the Company or any of its Subsidiaries as presently conducted to be revoked, withdrawn, canceled, suspended or not renewed.

         24. To the best of our knowledge, (a) the Company's and each Subsidiary's and Facility's business practices do not violate any applicable provisions of federal or state laws or regulations governing Medicare or any state Medicaid programs, (b) no individual with an ownership or control interest, as defined in 42 U.S.C. Section 1320a-3(a)(3), in the Company or any Subsidiary, or who is an officer, director, or managing employee as defined in 42 U.S.C. Section 1320a-5(b), of the Company or any Subsidiary is a person described in 42 U.S.C. Section 1320a-7(b)(8)(B), and (c) the Company's, and each Subsidiary's and Facility's business practices do not violate any applicable provisions of federal or state laws or regulations regarding physician ownership of (or financial relationship with) and referral to entities providing health care related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services.

         25. The statements regarding regulation of the Company and the Subsidiaries under the captions "Business -- Government Regulation," "Risk Factors -- Extensive Government Regulations," "--Healthcare Reform" and "--Reimbursement by Third-Party Payors" (collectively, the "Regulatory
Sections ") in the Final Memorandum, to the extent that they constitute, summarize or describe matters of law or legal conclusions, are correct in all material respects and fairly describe the applicability of regulations to the operations of the Company and the Subsidiaries as described in the Final Memorandum, and nothing has come to our attention that caused us to believe that the statements regarding regulation of the Company in the Regulatory Sections in the Final Memorandum contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         We have participated in the preparation of the Final Memorandum and in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company at which the contents of the Final Memorandum and related matters were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as otherwise indicated above), on the foregoing basis, no facts have come to our attention that leads us to believe that, as of the date of the Final Memorandum or as of the date hereof, the Final Memorandum (other than the financial statements and other financial and statistical data and information included therein or omitted therefrom (including, without limitation, any projected financial data or information), as to which we express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         We are admitted to practice only in the States of Arizona, Florida and Wisconsin, and we are not admitted to practice in any other jurisdiction or expert in the law of any other jurisdiction. Accordingly, we express no opinion on the laws of any jurisdiction other than the federal laws of the United States, the general corporation law of the State of Delaware and the laws of the States of Arizona, Florida and Wisconsin. We have assumed for purposes of paragraphs 8, 9, 10, 11 and 12 and to the extent that the laws of the State of New York govern the legality and interpretation of the documents and instruments referenced therein, that the applicable laws of the State of New York are identical to the laws of the State of Arizona. However, with respect to the opinions rendered in paragraphs 16 and 24-25, we have with your permission, relied on the opinions of Krieg, Devault, Alexander & Capehart; Vinson & Elkins; Capell, Howard, Knabe & Cobbs, P.A.; Saul, Emory, Remick & Saul; Fraser, Trebilcock, Davis & Foster, P.C.; Moffatt, Thomas, Barrett, Rock & Fields, Chartered; Bass, Berry & Sims; Carney Badley Smith & Spellman, P.S.; Ireland, Stapleton, Pryor & Pascoe, S.C; and Goodell, Stratton, Edmonds & Palmer, L.L.P. regarding certain state healthcare laws and regulations in the States of Indiana, Texas, Alabama, Pennsylvania, Michigan, Idaho, Tennessee, Washington, Colorado and Kansas, and in certain respects upon a certificate from officers of the Company.

         The qualification of any opinion or statement herein by the words "to the best of our knowledge" or similar words means that, during the course of our representation as described herein, no information has come to the attention of the attorneys in this firm involved in the transactions which are the subject of this opinion which would give such attorneys current actual knowledge of the existence of the facts so qualified.

         This opinion is being delivered to you at the request of the Company under Section 4.1(a) of the Purchase Agreement and is intended solely for the benefit of the Initial Purchasers. Except as may be required by law, it is not to be quoted, filed with any governmental authority or used for any other purpose or by any other person without our prior written consent. This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of any changes or any new developments which might affect any matters or opinions set forth herein. This opinion is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

                                             Very truly yours,



                                             Quarles & Brady

                                                                       EXHIBIT 2

                                                                October 31, 1996

CIBC WOOD GUNDY SECURITIES CORP.
CRUTTENDEN ROTH INCORPORATED
WHEAT, FIRST SECURITIES, INC.
  As Initial Purchasers
c/o CIBC Wood Gundy Securities Corp.
415 Lexington Avenue, 3rd Floor
New York, NY 10017

         Re:  Unison HealthCare Corporation

Ladies and Gentlemen:

         We have acted as special healthcare regulatory counsel to Unison HealthCare Corporation, a Delaware corporation, and its Subsidiaries (collectively, the "Company") pursuant to that certain Securities Purchase Agreement dated October 28, 1996 (the "Purchase Agreement"), related to the offer and sale of $100,000,000 aggregate principal amount of the Senior Notes and the guarantee thereof by the Guarantors listed on Schedule II to the Purchase Agreement. Unless otherwise expressly defined herein, capitalized terms used herein shall have the same meanings given to them in the Purchase Agreement. This opinion is being rendered pursuant to Section 4.1(b) of the Purchase Agreement.

         In our capacity as special healthcare regulatory counsel to the Company, we have examined originals or copies otherwise identified to our satisfaction as being true and correct copies or otherwise satisfied ourselves as to existence of the following documents of the Company and those facilities listed on Exhibit A to this opinion (the "Facilities"):

         (a) Licenses issued by the state agencies listed on Exhibit A with effective dates stated thereon for the operation of the Facilities (the "License");

         (b) Medicare and Medicaid Provider Agreements listed on Exhibit A (and in each case, including those for which Exhibit A indicates that an agreement has not been reviewed, either the Company or Signature Health Care Corporation, or its subsidiaries or affiliates, as applicable ("Signature"), has confirmed to us that such agreement exists, that the Medicare and/or Medicaid provider number relating thereto is currently in effect, that the Company or Signature (or the Facility) is billing and receiving reimbursement from Medicare and/or Medicaid, as appropriate, and that the Company or Signature is certified to receive such reimbursement);

         (c) The final Offering Memorandum of the Company dated as of October 28, 1996 with respect to the issuance and sale of the Senior Notes (the "Final Memorandum");

         (d)      The Purchase Agreement.

         In rendering the opinions expressed below, we have relied, with your permission, to the extent we deemed reasonable, on opinions from counsel in the states of Alabama, Colorado, Idaho, Indiana, Kansas, Michigan, Pennsylvania, Tennessee, Texas, and Washington, on certificates and certain other information provided to us by officers of the Company and Signature and public officials as to matters of fact of which the maker of such certificates or the person providing such other information had knowledge. Furthermore, in rendering such opinions we have assumed that the signatures on all documents examined are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

         We are admitted to practice only in the States of Arizona, Florida and Wisconsin, and we are not admitted to practice in any other jurisdiction or expert in the law of any other jurisdiction. To the extent this opinion relates to the laws of other states (other than Alabama, Colorado, Idaho, Indiana, Kansas, Michigan, Pennsylvania, Tennessee, Texas, and Washington, as to which we have relied on opinions of counsel in these states as indicated above) it is based upon examination of statutes and regulations of those states and upon responses to inquiries we have made to representatives of certain jurisdictions. This opinion relates solely to the laws of each of the states in which Facilities are located, and the federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws in other areas or of other jurisdictions other than the general corporation law of the State of Delaware.

         The qualification of any opinion or statement herein by the words "to our knowledge" or similar words means that, during the course of our representation as described herein, no information has come to the attention of the attorneys in this firm involved in the transactions which are the subject of this opinion which would give such attorneys current actual knowledge of the existence of the facts so qualified.

         Based upon the foregoing and on our consideration of such other matters of fact and questions of law as we consider relevant in the circumstances, we are of the opinion that:

         1. The Company (or an appropriate Subsidiary) and each Facility identified in the Final Memorandum as a facility leased by the Company or a Subsidiary or owned or leased by Signature, as the case may be, has all necessary health care licenses, permits, approvals, consents, qualifications, authorizations and accreditations of any governmental agency or authority to lease or own and operate such Facility as a long-term care facility comprising the number of long-term care beds, or as an assisted or independent living facility comprising the number of units, as now leased or owned and operated and as set forth in the Final Memorandum (the "Approvals").

         2. No Approvals of any government agency or authority were required by the Company or any Facility, as the case may be, prior to and in connection with execution, delivery and performance of the Signature merger agreements or with any of the transactions contemplated thereby and which are necessary to lease or own and operate such Facility as now leased or owned and operated, except for such Approvals as have been obtained or waived as of the date of this opinion. The continuation, validity and effectiveness of all such Approvals will not be adversely affected by the transactions contemplated by the acquisition of Signature by the Company.

         3. No Approvals of any governmental agency or authority which are necessary to lease or own and operate each Facility as now leased or owned and operated (as described in the Final Memorandum) were required by the Company or any Facility, as the case may be, prior to and in connection with the execution, delivery and performance of the sale of the Senior Notes to the Initial Purchasers (the "Offering") or with any of the transactions contemplated thereby, including the Transactions specified in the Final Memorandum, except for such Approvals as have been obtained or waived as of the date of this opinion. The continuation, validity and effectiveness of all such Approvals will not be adversely affected by the transactions contemplated by the Offering.

         4. To our knowledge, (a) no condition exists, and no event has occurred, which, with the giving of notice, the passage of time or both, would result in the suspension, revocation, impairment, forfeiture or nonrenewal of any of the Approvals, and (b) there is no claim pending challenging the validity of any of the Approvals.

         5. With respect to Facilities which the Final Memorandum indicates participate in the Medicare program or the Medicaid program, the applicable Subsidiary and/or such Facility, upon consummation of the transactions contemplated by the Purchase Agreement and after giving effect to the Transactions, has the requisite provider agreement, provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which such Facility is located. The number of licensed beds and the number of Medicare certified beds at each of the Facilities are as indicated in the Final Memorandum. Except for routine surveys and as otherwise set forth in the Final Memorandum, there is no action threatened or pending which could reasonably be expected to result in a revocation of any such provider number or authorization or the Company's, or any Subsidiary's or Facility's exclusion from the Medicare or any state Medicaid programs. Except as otherwise set forth in the Final Memorandum, the Company and/or each Facility has made all material filings necessary to (a) the United States Department of Health and Human Services in order to meet the requirements for continued participation by the Facility in the Medicare program; and (b) the state Department of Human Services in order to meet the requirements for continued participation by the Facility in the Medicaid program.

         6. To our knowledge, except as set forth in the Final Memorandum there is not pending or threatened against the Company or any Facility any action, suit, proceeding or investigation before or by any court, regulatory body, or administrative agency or any other governmental agency or body which would reasonably be expected to have a material adverse effect on the Company.

         7. To our knowledge, except as set forth in the Final Memorandum there is no pending legislation, or proposed regulations, guidelines or instructions, or pending or threatened action, suit or proceeding before any court or governmental agency, authority or arbitrator to change the method or structure of Medicaid coverage, eligibility, reimbursement or payment which would reasonably be expected to have a Material Adverse Effect on the Company or any Facility.

         8. To our knowledge, except as set forth in the Final Memorandum there is no pending legislation or proposed regulations, guidelines or instructions, or pending or threatened action, suit or proceeding before any court or governmental agency, authority or arbitrator to require licensure, certificate of need or other health planning approval, accreditation or any other regulatory approval for the operation of a subacute or long-term care facility or the provision of subacute or long-term care services which would reasonably be expected to have a material adverse effect on the Company or any Facility.

         This opinion is furnished by us to you and is solely for your benefit. Except as may be required by law, this opinion is not to be quoted, filed with any governmental authority or used for any other purpose, and it may not be relied upon by any other person, firm or corporation without our prior written consent. This opinion is rendered as of the date first written above and we assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein. This opinion is limited to the matters stated herein an no opinions may be inferred or implied beyond the matters expressly stated herein.

                                             Sincerely,





                                             Quarles & Brady

                                                                       EXHIBIT 3
                               October [__], 1996





CIBC Wood Gundy Securities Corp.
Cruttenden Roth Incorporated
Wheat, First Securities, Inc.
c/o CIBC Wood Gundy Securities Corp.
425 Lexington Avenue, 3rd Floor
New York, New York 10017

Ladies and Gentlemen:

                  We have acted as counsel for the several Initial Purchasers (the "Initial Purchasers") named in the Securities Purchase Agreement, dated October [__], 1996 (the "Purchase Agreement") relating to the issuance and sale by Unison HealthCare Corporation, a Delaware corporation (the "Company") of $100,000,000 aggregate principal amount of Senior Notes unconditionally guaranteed by each of the Guarantors named in the Purchase Agreement (the "Senior Notes"). This opinion is being furnished to you pursuant to Section 4.1(c) of the Purchase Agreement. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to them in the Purchase Agreement.

                  In connection with furnishing this opinion, we have examined:
(1) the Purchase Agreement; (2) the Indenture, dated October [__], 1996, among the Company, the, Guarantors named therein and First Bank National Association, as trustee; (3) the form of the Senior Notes attached as Exhibit A to the Indenture; (4) the Offering Memorandum relating to the Senior Notes, dated October [__], 1996 (the "Final Memorandum"); and (5) the Senior Note Registration Rights Agreement dated October [__], 1996 among the Company, the Guarantors and the Initial Purchasers.

         In addition, in connection with the opinions expressed below, we have made such other investigations of fact and law and have relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records, certificates or other instruments, and have relied upon such factual information otherwise supplied to us, as in our judgment were necessary or appropriate to enable us to render the opinions expressed below.

         In rendering the opinions expressed below, we have assumed (1) the enforceability of the Basic Documents, (2) the authenticity of all documents and instruments submitted to us as originals, (3) that each of the parties (other than the Initial Purchasers) has complied with all if its obligations and agreements arising with the Basic Documents, (4) that the statements regarding matters of fact made in the agreements, documents, records, certificates and instruments that we have examined are accurate and complete, (5) the genuineness of all signatures, (6) that all documents and instruments submitted to us as copies conform to the originals thereof, and (7) the legal capacity of natural persons executing such documents, none of which matters we have independently verified.

         The opinions expressed herein are limited to Applicable Law. As used herein, "Applicable Law" shall mean the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (the "GCL"), in each case which, in our experience, are normally applicable to transactions of the type contemplated by the Basic Documents, except that you expressly understand and agree that we express no opinion with respect to laws, rules and regulations and legal and governmental proceedings relating to Medicare or Medicaid or, federal, state or local licensure and certification laws. Our opinions are rendered only with respect to the laws and the rules, regulations and orders thereunder which are currently in effect. To the extent the opinions set forth below relate to the Company, we have, without independent investigation and with your consent, relied on the opinion of Quarles & Brady, counsel to the Company, and the Guarantors dated the date hereof and delivered to you pursuant to the Purchase Agreement.

         Based upon the foregoing, and subject to the limitations and qualifications stated herein, we are of the opinion that:

         1. Assuming that the Basic Documents (other than the Senior Notes) have been duly authorized, executed and delivered by each of the Company and the Guarantors and assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, and assuming the power and authority of the Company and the Guarantors to enter into the same, each of the Basic Documents (other than the Senior Notes) constitutes a legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms except that (i) rights to indemnity and contribution may be limited by federal or state securities law or public policy, (ii) enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or conveyance and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (iii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (iv) the enforceability of provisions imposing penalties, forfeitures, late payment charges of an increase in interest rate upon delinquency in payment or the occurrence, of a default may be limited in @n circumstances, and (v) the enforceability of any provision requiring the payment of attorneys' fees may be subject to a court determination that such fees are reasonable.

         2. Assuming that the Senior Notes have been duly authorized by the Company and the Guarantors and assuming the power and authority of the Company and the Guarantors to execute, delivery and perform the same, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, the Senior Notes will constitute the legal, valid and binding obligations of the Company and the Guarantors, enforceable against each of them in accordance with their terms except that (i) enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or conveyance and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) the enforceability of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default may be limited in certain circumstances.

         3. The Senior Notes and the indenture conform in all material respects to the descriptions thereof contained in the Final Memorandum.

         4. Assuming the accuracy of the representations of the Company and the Guarantors in Section 3.1 of the Purchase Agreement and of the Initial Purchasers set forth in Section 3.2 of the Purchase Agreement, it is not necessary in connection with the issuance and sale of the Senior Notes by the Company and the Guarantors to the Initial Purchasers under the circumstances contemplated by the Purchase Agreement to register the Senior Notes under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

         We are furnishing this opinion to you as your counsel in connection with the sale of the Senior Notes pursuant to the Purchase Agreement. This opinion is solely for your benefit and is not to be used, circulated, quoted, otherwise referred to for any other purpose or relied upon by any person other than you without our prior written consent.

                             Very truly yours,



                     PAUL, WEISS, RIFKIND, WHARTON GARRISON